THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A SECURITIES PURCHASE AGREEMENT TO WHICH THE HOLDER HEREOF IS A PARTY. ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF SAID AGREEMENT SHALL BE VOID. THE CORPORATION WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH RESTRICTIONS WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR ADDRESSED TO THE CORPORATION.



                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                           AER ENERGY RESOURCES, INC.

                     DATE OF INITIAL ISSUANCE: May 20, 1996


       THIS CERTIFIES THAT, for value received, the Holder (as defined below) is entitled to purchase from the Company (as defined below), Eight Hundred Thirty-Five Thousand (835,000) shares of Common Stock (as defined below) of the Company in accordance with Section 2.1 below at the Warrant Price (as defined below), which shall be payable in lawful money of the United States of America upon the exercise hereof. The exercise of this Warrant shall be subject to the provisions, limitations, and restrictions herein contained and may be exercised in whole or in part.

SECTION 1. DEFINITIONS.

       For all purposes of this Warrant, the following terms shall have the meanings indicated:

       "Common Stock" shall mean and include the Company's common stock, no par value, now or hereafter authorized by the Company's articles of incorporation, and shall also include (i) in case of any consolidation, merger, sale of assets, reorganization or reclassification of the character referred to in Section 4 hereof, the stock, securities or assets provided for in Section 4, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

       "Company" shall mean AER Energy Resources, Inc., a Georgia corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

       "Current Market Price" shall mean for purposes of Sections 2.1 and 6 hereof the daily closing price on the business day before the date of exercise of one share of Common Stock, and for all other purposes shall mean the average of the daily closing prices of one share of Common Stock for the ten (10) consecutive business days ending five (5) business days before the day in question and such average will be adjusted for any stock dividend, split, combination or reclassification that took effect during such ten (10) business day period. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the closing market price, as reported by Nasdaq on such day, or in case no such reported sales took place on such day, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by Nasdaq. Notwithstanding the foregoing, if the Common Stock is not traded in such manner that the prices referred to above are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company (which determination shall be conclusive absent manifest error).

       "Date of Initial Issuance" shall mean the Date of Initial Issuance set forth on page 1.

       "Holder" shall mean FW AER Partners, L.P.

       "Nasdaq" shall mean the Nasdaq Stock Market.

       "Notice of Exercise" shall mean the Notice of Exercise of Warrant to Purchase Common Stock of AER Energy Resources, Inc. attached hereto and hereby incorporated herein.

       "Purchase Agreement" shall mean the Purchase Agreement dated as of May 13, 1996 between the Company and Holder, as amended from time to time.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "State Acts" shall mean any applicable state securities or blue sky acts.

       "Warrant" shall mean this Warrant issued to Holder, dated May 20, 1996.

       "Warrant Price" shall mean Six and Five Sixteenths Dollars ($6.3125) per share, subject to adjustment in accordance with Section 2 hereof.

       "Warrant Shares" shall mean shares of Common Stock purchased or purchasable by the Holder upon the exercise of this Warrant.

SECTION 2. EXERCISE OF WARRANT.

       2.1. Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company as provided in
Section 9 hereof at any time prior to May 20, 2001: (a) a Notice of Exercise; (b) payment in full of the Warrant Price (A) in cash or by bank check for all Warrant Shares purchased hereunder, or (B) through a "cashless" or "net-issue" exercise (a "Cashless Exercise"), in which case the Holder shall exchange that portion of the Warrant subject to a Cashless Exercise for that number of Warrant Shares determined by multiplying the number of shares of Common Stock for which this Warrant is being exercised by a fraction, the numerator of which shall be the difference between the Current Market Price and the Warrant Price and the denominator of which shall be the Current Market Price, or (C) a combination of (A) and (B) above; and (c) this Warrant. Upon payment of the Warrant Price, the Holder shall (i) be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder, and (ii) be entitled to all of the benefits f such holder on such date, including without limitation the right to receive dividends and other distributions the record date for which falls on or after such date and to exercise voting rights. Subject to Section 2.5(h), the Company shall, as promptly as practicable thereafter, and in any event within five (5) business days thereafter, execute, or cause to be executed, and deliver to the Holder, or the Holder's nominee, a certificate or certificates representing the aggregate number of Warrant Shares specified in the Notice of Exercise or determined pursuant to clause (B) above in the case of a Cashless Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificates pursuant to this Section 2.1 regardless of the name or names in which such stock certificates shall be registered. As a condition to exercise of this Warrant, the Company may request the Holder to execute and deliver to the Company a letter evidencing the Holder's investment intent and containing provisions necessary to evidence the applicability of exemptions from registration under applicable securities laws.

       2.2. Transfer Restriction Legend. Each certificate for Warrant
Shares initially issued upon exercise of this Warrant shall bear a legend in substantially the following form (and any additional legend appropriate under the State Acts or otherwise) on the face or back thereof unless such Warrant Shares shall be registered under the Securities Act and the State Acts at the time of exercise:

            The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws in reliance on one or more exemptions thereunder and may not be sold or transferred except in transactions exempt from registration under the Securities Act or any applicable state securities laws or pursuant to an effective registration statement thereunder. The securities evidenced hereby are subject to restrictions on transfer contained in a Securities Purchase Agreement to which the Corporation is a party. Any transfer of the securities represented hereby in violation of said agreement shall be void. The Corporation will mail to the holder of these securities a copy of such restrictions without charge within five (5) days after receipt of written request therefor addressed to the Corporation.


Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend unless in the opinion of counsel for the holder thereof (which counsel and opinion shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

       2.3. Character of Warrant Shares. All Warrant Shares shall be duly authorized, validly issued, and, upon payment of the Warrant Price, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Warrant Price to be less than the par value, if any, of the Common Stock).

       2.4. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 2.5(a) or (b) hereof, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares (calculated to the nearest one-tenth (1/10) of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

       2.5. Adjustment of Warrant Price. The Warrant Price shall be subject to adjustment from time to time as follows:

            (a) If the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of Common Stock, then the Warrant Price in effect immediately prior to such stock dividend, subdivision or split shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased.

            (b) If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased.

            (c) If the Company shall declare a cash dividend upon its Common Stock or shall distribute to holders of the Common Stock shares of its capital stock other than Common Stock, stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights, then, in each such case, the Warrant Price in effect immediately prior to such dividend or distribution shall be adjusted as follows. immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to (i) the Current Market Price of one share of Common Stock less (ii) an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of cash dividend or distribution, or, in the case of any other dividend or distribution, the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive absent manifest error) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of (Common Stock, and of which the denominator shall be the Current Market Inc.

            (d) All calculations under this Section 2.5 shall be made to the nearest one-tenth (1/10) of a share.

            (e) Whenever the Warrant Price shall be adjusted as provided in this Section 2.5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price and the number of Warrant Shares that shall be in effect after such adjustment and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based, and shall seek to obtain an opinion of the Company's outside accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof. The Company shall cause a copy of such statement and opinion to be sent to the Holder, together with a notice stating that the Warrant Price and the number of Warrant Shares purchasable upon exercise of the Warrant have been adjusted. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of Section 2.5(g) hereof.

            (f) Adjustments made pursuant to Sections 2.5(a), (b) and (c) shall be made on the date such dividend, subdivision, split, combination or distribution is made, and shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to such dividend, subdivision, split, combination or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

            (g)  In case at any time the Company proposes:

                 (i) to declare any dividend upon its Common Stock payable in capital stock (other than Common Stock) or make any special dividend or other distribution (other than cash dividends) to the holders of Common Stock;

                 (ii) to issue any shares of Common Stock, options therefor or securities convertible into Common Stock (except (x) pursuant to the exercise of this Warrant or any other Warrants issued contemporaneously herewith or pursuant to the conversion of any of the Company's 8% Convertible Debentures issued in November 1995 or exercise of the Warrant issued to Swartz Investments, Inc. in November 1995 or (y) pursuant to options or warrants or restricted stock or similar awards issued to officers, directors or employees of the Company pursuant to a stock option or other stock plan or employment, severance or consulting or similar agreement, in each case approved by the Board of Directors, or pursuant to the exercise of such options, warrants or awards);

                 (iii) to offer for subscription pro rata to the holders of Common Stock any additional shares of capital stock of any class or other rights;

                 (iv) to effect any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another entity or sale, transfer or other disposition of all or substantially all of its assets, in each case in which a vote of the shareholders of the Company is taken; or

                 (v) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company in which a vote of shareholders of the Company is taken,

then in any one or more of such cases, the Company shall give the Holder hereof (a) at least ten (10) days (but not more than ninety (90) days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least ten (10) days (but not more than ninety (90) days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action, but shall only give Purchaser the right to assert a possible breach of contract.

            (h) Whenever the provisions of this Section 2.5 shall require that an adjustment shall become effective immediately after the record date for an event and the Holder exercises this Warrant after such record date and before the occurrence of such event, the Company may defer until the occurrence of such event issuing to the Holder the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (i) The sale or other disposition of any Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

SECTION 3. OWNERSHIP AND TRANSFER.

       3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 3. Notwithstanding the foregoing, the rights to purchase Warrant Shares represented hereby, if properly assigned in compliance with the terms of this Warrant, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

       3.2. Transfer and Replacement. Subject to restrictions on transfer of this Warrant under the Securities Act or the State Acts, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney at any time after one (1) year from the Date of Initial Issuance. A new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

SECTION 4. MERGERS, CONSOLIDATIONS, SALES.

       In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of the Company's assets or any proposed reorganization or reclassification of the securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the terms and conditions specified herein, in lieu of the Warrant Shares immediately theretofore purchasable hereunder, such shares of stock or securities or assets as may by virtue of such consolidation, merger, sale, reorganization or reclassification be issued or payable with respect to or in exchange for the Warrant Shares purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification as if this Warrant had theretofore been exercised, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments or the Warrant Price and of the number of Warrant Shares received upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of this Warrant. In the event of a merger, share exchange or consolidation of the Company with or into another entity as a result of which a number of shares of common stock or its equivalent of the successor entity greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Warrant Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted iin the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as the Holder is entitled to receive hereunder and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such successor will issue a new Warrant revised to reflect the modifications in the Warrant effected pursuant to this Section 4.

SECTION 5. NOTICE OF DISSOLUIION OR LIQUIDATION.

       In case of any distribution of the assets of the Company in dissolution, winding up or liquidation (except under circumstances when
Section 4 hereof shall be applicable), the Company shall give notice thereof to the Holder and shall make no distribution to shareholders of the Company until the expiration of ten (10) days from the date of mailing of the aforesaid notice and, in any case, subject to the other terrns and conditions of this Warrant, the Holder may exercise this Warrant within ten
(10) days from the date of the giving of such notice, and all rights herein granted not so exercised within such ten (10) day period shall thereafter become null and void.

SECTION 6. FRACTIONAL SHARES.

       Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 6, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the Current Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

SECTION 7. CLOSING OF TRANSFER BOOKS.

       The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company may be closed. The Company shall not be required, however, to deliver certificates for the Warrant Shares while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall be delivered as soon as practicable thereafter.

SECTION 8. COVENANTS OF THE COMPANY.

       8.1. Reserved Shares. The Company shall reserve and set apart and have available for issuance at all times, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock sufflcient to provide for the exercise of this Warrant.

       8.2. Binding Upon Successors. This Warrant shall be binding upon any corporation, entity or person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 9. NOTICES.

       Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail, postage prepaid, to its address set forth below, or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or perrnitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail, postage prepaid, to the address of the Company as set forth following its signature below, or to such other address as shall have been furnished to the Holder in writing by the Company. Any notice or other document so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 10.   NO RIGHTS AS STOCKHOLDER: LIMITATION OF LIABILITY.

       This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of the purchase of shares of Common Stock by the Holder pursuant to this Warrant, shall give rise to any liability of the Holder for the exercise price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or any third party.

SECTION 11.  LAW GOVERNING.

       This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

SECTION 12.   PURCHASE AGREEMENT.

       This Warrant is issued and sold pursuant to that certain Securities Purchase Agreement, dated as of May 13, 1996 (the "Purchase Agreement") between the Company and the Holder. The holder hereof shall be entitled to all of the rights and benefits and subject to all of the obligations of Purchaser under the Purchase Agreementj inc ding without limitation, rights with respect to registration under the Securities Act. The terms of the Purchase Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Warrant as if they had been fully set forth herein.

SECTION 13. ACKNOWLEDGEMENT OF RIGHTS.

       At the time of the exercise of this Warrant in accordance with the terms hereof and upon the request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant and the Purchase Agreement; provided, however, that if the Holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

SECTION 14.   MISCELLANEOUS.

       This Warrant and any provision hereof may be changed, waived, discharged or terminated with the consent in writing of the Company and the Holder hereof, or in lieu thereof, the Company and holders representing not less than 66 - 2/3% of all of the warrants sold pursuant to the Purchase Agreement then outstanding; provided that no change in the number of the shares of Common Stock purchasable upon the exercise of any such warrant or in the Warrant Price shall be made without the consent in writing of the holder thereof, other than such changes as are specifically prescribed by or contemplated in such warrants as originally executed. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof. This Warrant, together with the Purchase Agreement, contains the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or undertakings with respect thereto. In the event that any one or more of the provisions contained in this Warrant shall be deterrnined to be invalid, illegal or unerlforceable in any respect for any reason, the validit,v, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired. The Warrant Shares shall be entitled to such registration rights under the Securities Act and under applicable state securities laws as are specified in the Purchase Agreement.

       IN WlTNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 20th day of May, 1996.

                                  AER ENERGY RESOURCES, INC.




                                  By:
                                  Title:

                                  Address:
                                    4600 Highlands Parkway, Suite G
                                    Smyrna, Georgia 30082


                                  Address of Holder:

                                  201 Main Street, Suite 3100
                                  Fort Worth, Texas 76102

                                   ASSIGNMENT


                     TO BE EXECUTED BY THE REGISTERED HOLDER
                         TO TRANSFER THE WlTHIN WARRANT


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Warrant Shares set forth below:

Name and Address of Assignee            No. of Warrant Shares





and does hereby irrevocably constitute and appoint as Attorney
__________________ to register such transfer on the books of the Company maintained for purpose, with full power of substitution.

Dated:         ,
                                      Name of Holder

Signature Guarantee:
                                      By:
                                      Title:
      (Affix Stamp)

By:
Title:

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

         The signature to this assignment must be guaranteed by a financial institution that is a member of the Stock Transfer Association's approved medallion program.

                               NOTICE OF EXERCISE
                             OF WARRANT TO PURCHASE
                      COMMON STOCK OF AER ENERGY RESOURCES

To:      AER ENERGY RESOURCES, INC.



         The undersigned, the registered owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented thereby for, and to purchase thereunder, ________________________ shares of common stock of AER Energy Resources, Inc. and herewith makes payment in full for such shares pursuant to Section 2.1 of this Warrant, and requests that the certificates evidencing such shares be issued in the name of and be delivered to:

                         Name:
                         Address:



                         Tax I.D. Number


and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated:         ,
                                  Name of Holder


                                  By:
                                  Title: